UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

December 18, 2022

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

112 NE 41st Street, Suite 106

Miami, FL 33137

Address of principal executive offices

212-739-7700

Telephone number, including Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 3.02 Unregistered Sales of Equity Securities.

This Current Report on Form 8-K/A of Gaucho Group Holdings, Inc. (the “Company”) amends the Company’s Current Report on Form 8-K dated December 18, 2022 and filed with the Securities and Exchange Commission on December 27, 2022 (the “Original Filing”) to correct certain Form 8-K items under which certain events were disclosed.

The Original Filing announced, under Item 3.02 Unregistered Sales of Equity Securities, the issuance of 13,020 shares of common stock upon the vesting of previously granted restricted stock units, however, disclosure under Item 3.02 was not required because the common stock issued, in the aggregate since the Company’s last report filed under Item 3.02, constituted less than 5% of the number of outstanding shares of common stock of the Company. Disclosure of the issuance of 13,020 shares of common stock upon the vesting of restricted stock units is removed from Item 3.02 and now disclosed under Item 8.01 Other Events.

Item 8.01 Other Events.

As reported on our Current Report on Form 8-K as filed with the Securities and Exchange Commission on June 30, 2022, the Company issued a total of 26,278 of restricted stock units (“RSUs”) subject to vesting. A total of 13,139 vested on September 18, 2022, and on December 18, 2022, the remaining RSUs vested and the Company issued 13,020 shares of common stock pursuant to the vesting provisions of the RSUs, of which, a total of 11,407 shares of common stock were issued to certain officers and directors of the Company.

Except as described herein, no other changes have been made to our Current Report on Form 8-K filed on December 27, 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of April 2023.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO